Exhibit ll

                 SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE
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                                                     ------ Three Quarters Ended ----------------
                                                       October 31, 1996          October 29, 1995
PRIMARY

Net income                                                $  3,279,000              $  2,696,000
Less - net income allocated to subsidiary
    dilutive stock options outstanding                        (158,000)                  (58,000)
                                                          -------------             -------------

Net income used in calculation of primary
    income per share                                      $  3,121,000              $  2,638,000
                                                          ============              ============

Weighted average number of common shares
    outstanding during the period                            4,760,000                 4,615,000

Add - common equivalent shares (determined
    using the "treasury stock" method)
    representing shares issuable upon
    exercise of stock options                                  361,000                   342,000
                                                          ------------              ------------

Weighted average number of shares used in
    calculation of primary income per share                  5,121,000                 4,957,000
                                                          ============              ============


Primary income per common share                           $        .61              $        .53
                                                          ============              ============


FULLY DILUTED

Net income used in calculation of primary
    income per share                                      $  3,121,000              $  2,638,000
                                                          ============              ============

Weighted average number of common shares
    outstanding during the period                            4,760,000                 4,615,000

Add - common equivalent shares (determined
    using the "treasury stock" method)
    representing shares issuable upon
    exercise of stock options                                  361,000                   345,000
                                                          ------------              ------------

Weighted average number of shares used in
    calculation of fully diluted income per share            5,121,000                 4,960,000
                                                          ============              ============


Fully diluted income per common share                     $        .61              $        .53
                                                          ============              ============
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